Exhibit 21

                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

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                  Company                            Percent Owned
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        Strata Bank                             100% owned by the Company
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        Medway Security Corp.                   100% owned by the Bank
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        Franklin Village Security Corp.         100% owned by the Bank
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